Exhibit 99.1

April 30, 2013

Questcor Reports First Quarter Financial Results

- Net Sales Increase 41% Year Over Year; Down Sequentially -

- April Vial Shipments Rebound Significantly Establishing a New Monthly Record -

- Prescription Levels in Rheumatology Increasing -

- Phase 2 Clinical Trial of Acthar in ALS to Start under FDA Accepted IND -

ANAHEIM, Calif., April 30, 2013 /PRNewswire/ — Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) today reported financial results for the first quarter ended March 31, 2013. Financial results include BioVectra Inc. since January 18, 2013.

	Three Months Ended 03/31/13	Three Months Ended 03/31/12	Percentage Change
Net Sales	$135.1 Million	$96.0 Million	41%
GAAP Diluted EPS	$0.65	$0.58	12%
Non-GAAP Diluted EPS	$0.76	$0.61	25%

Net sales for the first quarter of 2013 were $135.1 million, with BioVectra contributing $8.4 million. Year-over-year net sales grew 41 percent from $96.0 million in the first quarter of 2012. Net sales growth was driven by the expanded usage of H.P. Acthar® Gel (repository corticotropin injection) by nephrologists in the treatment of nephrotic syndrome (NS) and by rheumatologists in the treatment of dermatomyositis, polymyositis, systemic lupus erythematosus, and rheumatoid arthritis, as well as continued prescribing by neurologists in the treatment of multiple sclerosis (MS) exacerbations and infantile spasms (IS).

Net sales in the first quarter of 2013 were negatively impacted by the effects of several transitional events, including: distribution channel disruptions associated with implementing the Medicaid rebate change, the timing of Acthar orders that were received and filled at the end of fourth quarter 2012 and the introduction of a new reimbursement support center. This was partially offset by the positive impact of a lower Medicaid rebate rate and the acquisition of BioVectra. Based on its analysis of prescription trends, Questcor believes that the decline in its net sales from the fourth quarter of 2012 to the first quarter of 2013 reflected these transitional issues, as well as a reduction in the number of prescriptions of Acthar to treat MS exacerbations. The Company believes that insurance coverage for Acthar continues to remain favorable, when Acthar is prescribed for on-label indications for patients in need of an additional FDA-approved treatment alternative.

Questcor shipped 4,830 vials of Acthar during the first quarter of 2013 compared to 4,111 vials in the first quarter of 2012 and
6,330 vials in the fourth quarter of 2012. The Company shipped 2,550 vials of Acthar to its distributor in April 2013, which is a record number of vials shipped in a single month. The Company believes this strong demand primarily reflects the transitional nature of the factors that negatively impacted first quarter net sales. As the Company has previously disclosed, monthly and quarterly vial shipments are subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. For example, in late December 2012, Questcor received and shipped two orders that represented 360 vials of Acthar. The Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.

GAAP earnings for the first quarter of 2013 were $0.65 per diluted common share, compared to $0.58 per diluted common share for last year’s comparable quarter. Non-GAAP earnings for the quarter ended March 31, 2013 were $0.76 per diluted common share and exclude non-cash share-based compensation expense, impairment of purchased technology, foreign currency transaction losses, interest expense related to our contingent consideration in conjunction with our acquisition of BioVectra, non-cash compensation expense and depreciation and amortization expense. Non-GAAP earnings for the year ago quarter were $0.61 per diluted common share. The reconciliation between GAAP and Non-GAAP financial measures are provided with the financial tables included with this release.

“Our first quarter results were below our expectations,” said Don M. Bailey, President and CEO of Questcor. “However, vial shipment activity and prescription levels in MS and rheumatology in late March and throughout April appear to indicate that positive sales momentum has returned. In particular, we note that our newest initiative related to the promotion of Acthar for dematomyositis and polymyositis is off to a strong start.”

Mr. Bailey continued, “In the first quarter, we made several operational changes aimed at ensuring and improving the delivery of Acthar for patients who rely on this important drug. We continue to seek to improve our business operations in order to benefit both Acthar patients and our shareholders by establishing a solid foundation for potential additional growth.”

“Total new paid prescriptions for Acthar were approximately 1,725 to 1,750 in the first quarter, an increase of about 16% year-over-year and a decrease of about 9% sequentially,” commented Steve Cartt, Chief Operating Officer of Questcor. “New paid prescriptions for NS, which represent about half of our Acthar business, were about 385-395 in the quarter, up about 56% year-over-year and up about 5% over the fourth quarter of 2012. New paid prescriptions for MS, which represent about a quarter of our Acthar business, were about 1,015 to 1,025, roughly flat year-over-year and down 17% from the prior quarter. New paid prescriptions for IS were
155 to 165. Net sales related to IS were positively influenced by the reduction of the Medicaid rebate in the quarter. New paid prescriptions for the on-label rheumatology indications were 140-150, up about 58% sequentially.”

Mr. Cartt continued, “Consistent with the level of our vial sales in April, new paid prescription activity in April has been robust. While the second quarter is only about one-third complete, NS continues to grow, MS is on track to recover from first quarter softness, and rheumatology may well be up sharply from the first quarter.”

To allow comparable analysis, the company has defined new paid prescriptions in the above paragraphs to include prescriptions covered by commercial carriers, Medicare, Medicaid and Tricare in all periods regardless of the rebate percentage applicable in those periods. The numbers do not include prescriptions filled through the Acthar free drug program.

Research and Development Programs

Questcor’s continued strong financial performance has enabled the Company to increase investment in research programs to further clarify the potential immune-modulating properties of Acthar and identify Acthar mechanisms of action applicable to other inflammatory and auto-immune diseases with high unmet medical need. The Company is also in the process of identifying new patient populations in which to evaluate Acthar through clinical studies. Additionally, Questcor has funded or has approved funding for approximately 70 other research projects, including company-sponsored clinical and pre-clinical studies and independent physician sponsored studies.

Label Enhancement Strategy:

•

Amyotrophic Lateral Sclerosis (ALS): Questcor has reached an agreement with the U.S. Food and Drug Administration (FDA) on a Phase 2 clinical trial of Acthar for the treatment of amyotrophic lateral sclerosis (ALS), often referred to as Lou Gehrig’s disease. ALS is a life-threatening, progressive neurodegenerative disease that affects nerve cells in the brain and the spinal cord. The Company expects to initiate the Phase 2 study in the second quarter of 2013 and has submitted a request for Orphan Designation to FDA.

•

Diabetic Nephropathy: Enrollment continues in a company-sponsored Phase 2 IND trial to evaluate the efficacy and safety of Acthar in patients with diabetic nephropathy, one of the most common causes of end-stage renal disease in the United States.

Research Regarding Approved Indications:

•

Idiopathic Membranous Nephropathy: Enrollment continues in a company-sponsored Phase 4 trial in idiopathic membranous nephropathy. Patients enrolled in this study are refractory, or non-responsive, to current standard therapies or have relapsed after partial remission on current standard therapies.

•

Lupus: Enrollment is underway in a company-sponsored multi-site Phase 4 company-sponsored clinical trial to evaluate the efficacy and safety of daily Acthar administration over a 6-month period in patients with persistently active lupus.

•

Lupus Exacerbations: Questcor is providing grant support for a prospective independent investigator initiated study evaluating Acthar in the treatment of lupus exacerbations. The Company has recently been informed by the investigator that enrollment for this study has been completed and that the study should be completed by the end of the second quarter.

Cash, Share Repurchase Program and Dividends

As of April 19, 2013, Questcor’s cash, cash equivalents and short-term investments totaled $156.3 million. There were no share repurchases during the first quarter of 2013 and Questcor had 6.3 million remaining authorized shares under its common stock repurchase plan. Shares outstanding at March 31, 2013, were 59.6 million shares, a decrease of 3.5 million shares from March 31, 2012.

The Company issued its second quarter cash dividend of $0.25 per share to all shareholders of record at the close of business on April 22, 2013. The dividend is scheduled to be paid on or about April 30, 2013. Questcor currently intends to pay regular quarterly cash dividends for the foreseeable future.

Acthar Label Information

The product label for Acthar includes 19 FDA-approved indications. Substantially all of the Company’s net sales currently result from Acthar prescriptions for the following on-label indications of:

•

Nephrotic Syndrome (NS): “to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” NS can result from several underlying conditions, and prescribing physicians indicate that Acthar is most commonly being prescribed for patients who suffer from NS due to idiopathic membranous nephropathy, focal segmental glomerulosclerosis (FSGS), IgA nephropathy, minimal change disease and lupus nephritis.

•

Multiple Sclerosis (MS): “for the treatment of acute exacerbations of multiple sclerosis in adults. Clinical controlled trials have shown H.P. Acthar Gel to be effective in speeding the resolution of acute exacerbations of multiple sclerosis. However, there is no evidence that it affects the ultimate outcome or natural history of the disease.” When Acthar is used, it is typically prescribed as second line treatment for patients with MS exacerbations.

•	Infantile Spasms (IS): “as monotherapy for the treatment of infantile spasms in infants and children under 2 years of age.”

•	Collagen Diseases: “during an exacerbation or as maintenance therapy in selected cases of: systemic lupus erythematosus, systemic dermatomyositis (polymyositis).”

•

Rheumatic Disorders: “as adjunctive therapy for short-term administration (to tide the patient over an acute episode or exacerbation) in: Psoriatic arthritis, Rheumatoid arthritis, including juvenile rheumatoid arthritis (selected cases may require low-dose maintenance therapy), Ankylosing spondylitis.”

Non-GAAP Financial Measures

The Company believes it is important to share non-GAAP financial measures with shareholders as these measures may better represent the ongoing economics of the business and reflect how we manage the business. Accordingly, management believes investors’ understanding of the Company’s financial performance is enhanced as a result of the disclosure of these non-GAAP financial measures. Non-GAAP financial measures should not be viewed in isolation, or as a substitute for, or as superior to, reported GAAP financial measures. The reconciliation between GAAP and Non-GAAP financial measures are provided with the financial tables included with this release.

Conference Call and Webcast Details

The Company will host a conference call and slide presentation via webcast today, April 30, 2013, at 4:30 p.m. ET/ 1:30 p.m. PT. The call can be accessed three ways:

•	By webcast: At Questcor’s investor relations website, http://ir.questcor.com/

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S. is (877) 354-0215. For participants outside the U.S., the dial-in number is (253) 237-1173.

•

By audio replay: A replay of the conference call will be available for seven business days following conclusion of the live call. The telephone dial-in number for U.S. participants is (855) 859-2056. For participants outside the U.S., the replay dial-in number is (404) 537-3406. The replay access code for all callers is 34200996.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. Questcor also provides specialty contract manufacturing services to the global pharmaceutical industry through its wholly-owned subsidiary BioVectra Inc. Questcor’s primary product is H.P. Acthar® Gel (repository corticotropin injection), an injectable drug that is approved by the FDA for the treatment of 19 indications. Of these
19 indications, Questcor currently generates substantially all of its net sales from the following on-label indications: the treatment of proteinuria in the nephrotic syndrome of the idiopathic type, or NS, the treatment of acute exacerbations of multiple sclerosis, or MS, in adults, the treatment of infantile spasms, or IS, in infants and children under two years of age, and the treatment of certain rheumatology related conditions, including the treatment of the rare and closely related neuromuscular disorders dermatomyositis and polymyositis. With respect to nephrotic syndrome, the FDA has approved Acthar to “induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus. Questcor is also exploring the possibility of developing markets for other on-label indications and the possibility of pursuing FDA approval of additional indications not currently on the Acthar label where there is high unmet medical need. For more information about Questcor, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “believes,” “continue,” “could,” “ensuring,” “estimates,” “expects,” “growth,” “may,” “momentum,” “plans,” “potential,” “remain,” “should,” “start,” “substantial,” “sustainable” or “will” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Our reliance on Acthar for substantially all of our net sales and profits;

•	Reductions in vials used per prescription resulting from changes in treatment regimens by physicians or patient compliance with physician recommendations;

•	Our ability to receive high reimbursement levels from third party payers;

•	The complex nature of our manufacturing process and the potential for supply disruptions or other business disruptions;

•	The lack of patent protection for Acthar; and the possible FDA approval and market introduction of competitive products;

•

Our ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with NS, MS, IS or rheumatology-related conditions, and our ability to develop other therapeutic uses for Acthar;

•

Research and development risks, including risks associated with Questcor’s work in the area of NS and Lupus, our reliance on third-parties to conduct research and development, and the ability of research and development to generate successful results;

•

The results of any pending or future litigation, investigations or claims, including with respect to the investigation by the United States Attorney’s Office for the Eastern District of Pennsylvania regarding the Company’s promotional practices and litigation brought by certain shareholders arising from the federal securities laws, currently pending in the United States District Court for the Central District of California;

•	Our ability to comply with federal and state regulations, including regulations relating to pharmaceutical sales and marketing practices;

•	Regulatory changes or other policy actions by governmental authorities and other third parties in connection with U.S. health care reform or efforts to reduce federal and state government deficits;

•	An increase in the proportion of our Acthar unit sales comprised of Medicaid-eligible patients and government entities;

•

Our ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients and the impact that unforeseen invoicing of historical Medicaid prescriptions may have upon our results;

•	Our ability to effectively manage our growth, including the expansion of our sales forces, and our reliance on key personnel;

•	Our ability to integrate the BioVectra business with our business and to manage, and grow, a contract manufacturing business;

•	Our ability to comply with foreign regulations related to the operation of BioVectra’s business;

•	The impact to our business caused by economic conditions;

•	Our ability to protect our proprietary rights;

•	The risk of product liability lawsuits;

•	Unforeseen business interruptions and security breaches;

•	Volatility in Questcor’s monthly and quarterly Acthar shipments, estimated channel inventory, and end-user demand, as well as volatility in our stock price;

•	Our ability and willingness to continue to pay our quarterly dividend or make future increases in our quarterly dividend; and

•

Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission, or SEC, on February 27, 2013, and other documents filed with the SEC.

The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date of this release.

For more information, please visit www.questcor.com or www.acthar.com.

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except net income per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue
Pharmaceutical net sales	$126,771	$95,968
Contract manufacturing net sales	8,358	—

Total net sales	135,129	95,968
Cost of sales (exclusive of amortization of purchased technology)	16,189	5,520

Gross profit	118,940	90,448
Operating expenses:
Selling and marketing	35,461	21,716
General and administrative	12,548	5,442
Research and development	10,793	5,665
Depreciation and amortization	1,070	290
Impairment of purchased technology	719	—

Total operating expenses	60,591	33,113

Income from operations	58,349	57,335
Interest and other (expense) income, net	(342)	216
Foreign currency transaction loss	(488)	—

Income before income taxes	57,519	57,551
Income tax expense	18,455	19,008

Net income	$39,064	$38,543
Change in unrealized gains or losses on available-for-sale securities, net of related tax effects and changes in foreign currency translation adjustments.	(1,194)	91

Comprehensive income	$37,870	$38,634

Net income per share:
Basic	$0.68	$0.61

Diluted	$0.65	$0.58

Shares used in computing net income per share:
Basic	57,857	63,491

Diluted	60,271	66,471

Dividends declared per share of common stock	$0.25	$—

Reconciliation of Non-GAAP Adjusted Financial

	Three Months Ended March 31,
	2013	2012
Adjusted net income	$45,832	$40,610
Share-based compensation expense (1)	(4,162)	(1,550)
Depreciation and amortization expense (2)	(1,447)	(196)
Interest expense associated with contingent consideration (3)	(196)	0
Compensation expense associated with BV Trust (4)	(146)	0
Foreign currency transaction loss (5)	(330)	0
Tax adjustments (6)	0	(321)
Impairment of purchased technology (7)	(487)	—

Net income - GAAP	$39,064	$38,543

Adjusted net income per share - basic	$0.79	$0.64
Share-based compensation expense (1)	(0.07)	(0.02)
Depreciation and amortization expense (2)	(0.03)	(0.00)
Interest expense associated with contingent consideration (3)	(0.00)	—
Compensation expense associated with BV Trust (4)	(0.00)	—
Foreign currency transaction loss (5)	(0.01)	—
Tax adjustments (6)	—	(0.01)
Impairment of purchased technology (7)	(0.01)	—

Net income per share - basic	$0.68	$0.61

Adjusted net income per share - diluted	$0.76	$0.61
Share-based compensation expense (1)	(0.07)	(0.02)
Depreciation and amortization expense (2)	(0.02)	(0.00)
Interest expense associated with contingent consideration (3)	(0.00)	—
Compensation expense associated with BV Trust (4)	(0.00)	—
Foreign currency transaction loss (5)	(0.01)	—
Tax adjustments (6)	—	(0.00)
Impairment of purchased technology (7)	(0.01)	—

Net income per share - diluted	$0.65	$0.58

Net sales - Questcor	$126,771	$95,968
Net sales - BioVectra	8,358	—

Consolidated net sales	$135,129	$95,968

Net income per share — basic and diluted may not foot due to rounding.

Use of Non-GAAP Financial Measures

Our “non-GAAP adjusted net income” excludes the following items from GAAP net income:

1.	Share-based compensation expense.
2.	Depreciation and amortization expense, including amortization expense on our purchased intangibles.
3.	Interest expense associated with the net present value adjustment on our contingent consideration.
4.	Compensation expense associated with the BV Trust agreement.
5.	Foreign currency transaction loss.
6.	Tax adjustment primarily relate to write-off of 1997-2000 Federal R&D tax credits.
7.	Impairment of purchased technology related to our acquisition of Doral.

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$75,404	$80,608
Short-term investments	78,020	74,705

Total cash, cash equivalents and short-term investments	153,424	155,313
Accounts receivable, net of allowances for doubtful accounts of $379 and $0 at March 31, 2013 and December 31, 2012, respectively	59,278	61,417
Inventories, net of allowances of $1,205 and $52 at March 31, 2013 and December 31, 2012, respectively	16,786	9,909
Prepaid expenses and other current assets	6,485	4,900
Deferred tax assets	5,464	5,737

Total current assets	241,437	237,276
Property and equipment, net	35,742	2,073
Purchased technology, net	700	1,493
Goodwill	20,597	—
Intangibles, net	33,992	—
Deposits and other assets	1,766	70
Deferred tax assets	11,519	11,519

Total assets	$345,753	$252,431

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,630	$13,069
Accrued compensation	6,089	21,300
Sales-related reserves	25,830	37,376
Dividend payable	14,751	—
Current portion of contingent consideration	4,485	—
Income taxes payable	13,003	7,360
Current portion of long-term debt	1,680	—
Other accrued liabilities	13,827	11,294

Total current liabilities	94,295	90,399
Long-term debt, less current portion	16,062	—
Contingent consideration	25,747	—
Non current deferred tax liability	11,736	—
Other non current liabilities	2,211	203

Total liabilities	150,051	90,602

Shareholders’ equity:
Preferred stock, no par value, 5,334,285 shares authorized; none outstanding	—	—
Common stock, no par value, 105,000,000 shares authorized, 59,554,198 and 58,544,206 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	26,692	15,938
Retained earnings	170,164	145,851
Accumulated other comprehensive (loss) income	(1,154)	40

Total shareholders’ equity	195,702	161,829

Total liabilities and shareholders’ equity	$345,753	$252,431

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES
Net income	$39,064	$38,543
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	6,148	2,296
Deferred income taxes	411	67
Amortization of investments	182	546
Depreciation and amortization	2,137	290
Impairment of purchased technology and goodwill	719	—
Loss on disposal of property and equipment	21	—
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	8,718	(13,557)
Inventories	4,637	(298)
Prepaid income taxes	—	760
Prepaid expenses and other current assets	(198)	(272)
Accounts payable	(384)	1,985
Accrued compensation	(15,211)	(6,519)
Sales-related reserves	(11,546)	(354)
Income taxes payable	5,643	17,556
Contingent consideration	505	—
Other accrued liabilities	538	(13)
Other non-current liabilities	68	(120)

Net cash flows provided by operating activities	41,452	40,910

INVESTING ACTIVITIES
Purchase of property and equipment	(562)	(302)
Purchase of short-term investments	(33,539)	(71,074)
Proceeds from maturities of short-term investments	30,038	32,235
Acquisition of BioVectra, net of cash received	(46,692)	—
Deposits and other assets	—	4

Net cash flows used in investing activities	(50,755)	(39,137)

FINANCING ACTIVITIES
Repayment of funded long-term debt	(304)	—
Repayment of other long-term debt	(119)	—
Income tax benefit realized from share-based compensation plans	1,991	1,380
Issuance of common stock, net	2,615	956
Repurchase of common stock	—	(28,987)

Net cash flows provided by / (used in) financing activities	4,183	(26,651)

Effect of cash on changes in exchange rates	(84)	—
Decrease in cash and cash equivalents	(5,204)	(24,878)

Cash and cash equivalents at beginning of period	80,608	88,469

Cash and cash equivalents at end of period	$75,404	$63,591

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$182	$7

Cash paid for income taxes	$9,707	$32

Supplemental Disclosures of Investing and Financing Activities:
Dividend payable	$14,751	$—

In conjunction with the acquisition of BioVectra at January 18, 2013:
Incremental fair value of assets acquired, net	$80,698
Less: fair value of contingent consideration	(30,383)

	50,315
Loss on foreign exchange rate	488

Total cash paid for acquisition of BioVectra	$50,803

SOURCE Questcor Pharmaceuticals, Inc.

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